# ASSIGNMENT OF MASTER LICENSE AGREEMENT

This Assignment of the Master License Agreement made August 31, 2010, by and between The MacKay Group (the "Assignor") and Sky Unicorn Holdings Limited (the "Assignee").

For value received, Assignor assigns and transfers to Assignee the Master License Agreement, dated July 27, 2007 (the "ML Agreement"), entered between by Assignor, as a licensee, and Biofield Corp. (the "Company"), as licensor. A copy of the ML Agreement is attached hereto and made a part hereof by reference.

Assignor covenants that it is the lawful and sole owner of the interest assigned hereunder; that this interest is free from all encumbrances. Specifically, the Sub-License Agreement entered into by and between the Assignor and The MacKay Innotech Limited, dated July 21, 2008 has been terminated as of July 2009. Further, Assignor has performed all duties and obligations and made all payments required under the terms and conditions of the ML Agreement.

Assignee agrees to fulfill all obligations due after the effective date of this assignment.

| ASSIGNOR: | ASSIGNEE: |
| --- | --- |
| The MacKay Group | Sky Unicorn Holdings Limited |
| By: ______________________ | By: ______________________ |
| Name: Philip Credo | Name: James Ronaldson MacKay |
| Title: Managing Director | Title: Chief Executive Officer |